Xcel Associates, Inc.

224 Middle Road, 2nd floor  Hazlet, New Jersey 07730
Telephone: 732-264-3433  Facsimile: 732-264-5327
2517 Durango Drive  Colorado Springs, Colorado 80910 Telephone:
719-391-1826  Facsimile: 719-391-4565

March 29, 2000
By Hand                                   Page 1 of 10


Mr. Clayton Timothy
Terra Systems, Inc
5912 West 11600 South
Payson, UT  84651

Dear Clayton:

Thank you for taking the time to meet with me yesterday. I have prepared the attached revised Agreements based on our conversations. As we discussed, our analyst William N. Walling, Jr. CFA, will do the follow up Due Diligence, he will be available Monday, April 10, 2000, and will write an Initial Research Report. Xcel's market awareness program includes but is not limited to the following:

         1. Xcel will begin recommending TSYI by speaking with Investors, Retail Brokers, Analyst, Institutional Investors and Investment Bankers who we have worked with in the past. When item 4 is completed we will fax and email the information to this same group.

         2.   Xcel will review TSYI's Business Plan

         3. TSYI will provide us with a development schedule of significant events to occur including events such as proposed mergers, acquisitions, new management, new directors, proposed fundings, and other such events.

         4. Xcel will have a company profile and news article prepared. TSYI will bear the expense if any of placing the article in IBD or other such publications.

         5. Xcel will have News and Information placed on Investor News Services and Xcel Associates, Inc. Website with hyperlinks to TSYI site.

         6. Xcel will seek a Brokerage or Investment banking firm to raise the funds to support TSYI's growth plan. TSYI will pay a success only fee based on the standard Lehman Formula for any value added excluding the options or shares sold pursuant to this agreement.


/1/


Xcel Associates, Inc.

224 Middle Road, 2nd floor  Hazlet, New Jersey 07730
Telephone: 732-264-3433  Facsimile: 732-264-5327
2517 Durango Drive  Colorado Springs, Colorado 80910 Telephone:
719-391-1826  Facsimile: 719-391-4565

March 29, 2000

Please find attached the Business Consulting Agreement for 6 months with payment under this agreement being TSYI shall grant to XAI or its designee the right to purchase fifty thousand (50,000) units at a purchase price of Five Dollars ($5.00) per unit. The units consisting of 20 freely tradable common shares and the option to purchase five (5) shares at $0.50, five (5) shares at $0.75, five (5) shares at $1.00, and five (5) shares at $1.25 freely tradable shares. The shares of TSYI shall be issued pursuant to a registration statement, Rule 504 or other acceptable exemption.

We will agree to purchase 20,000 units today for One Hundred Thousand Dollars ($100,000) we will make payment today by Federal Funds wire for 10,000 units or Fifty Thousand ($50,000). Upon delivery of the 20,000 units we will make the second payment of Fifty Thousand ($50,000) by Federal Funds wire. Please provide us with your wire instructions.

When you have arranged for the delivery please have the 200,000 shares delivered by DTC to:

                    DTC 0030
                    Account # HJL
                    950411
                    Xcel Associates,
                    Inc.

If  you wish to make physical delivery our Tax ID number is  52-
2100035.  Please deliver the certificate to:

                    D. Weckstein & Company
                    230 Park Avenue, Suite 1516
                    New York, New York 10169
                    Telephone:     800-366-1250

In addition, we have attached an Option Agreement and Finders Fee Agreement. If we arrange any other equity or debt for you or TSYI we will be paid the standard Lehman formula finder's fee. If you have any questions or concerns please call me at 732-319-9235 or email me at EdTWhelan@aol.com.

Sincerely,

/s/ Edward T. Whelan

Edward T. Whelan
President


/2/


BUSINESS CONSULTING AGREEMENT

     AGREEMENT, made and entered into March 29, 2000, by and between Xcel Associates, Inc. a New Jersey Corporation, with offices located at 224 Middle Road, 2nd floor, Hazlet, New Jersey 07730 and 2517 Durango Drive, Colorado Springs, CO 80910 ("XAI") and Terra Systems, Inc., a Utah Corporation with offices located at 5912 West 11600 South, PO Box 238, Payson, UT 84651 ("TSYI").

                      W I T N E S S E T H:

     WHEREAS, XAI provides consultation and advisory services relating to business management and marketing; and

     WHEREAS, TSYI desires to utilize XAI services in connection with its operations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, XAI and TSYI hereby agree as follows:

1. Consulting Services. Effective as of March 29, 2000, by and subject to the terms and conditions herein contained, XAI shall provide business management, marketing consultation and advisory services to TSYI. Such services shall include (a) the preparation, implementation and monitoring of business and marketing plans, (b) advice concerning production layout and planning and internal controls and (c) such other managerial assistance as XAI shall deem necessary or appropriate for TSYI's business.

2. Payment. In consideration for the services of XAI to be provided hereunder, TSYI agrees to grant to XAI or its designee the right to purchase fifty thousand (50,000) units at a purchase price of Five Dollars ($5.00) per unit. The units consisting of 20 freely tradable common shares and the option to purchase five (5) shares at $0.50, five (5) shares at $0.75, five (5) shares at $1.00, and five (5) shares at $1.25 freely tradable shares. The shares of TSYI shall be issued pursuant to a registration statement, Rule 504 or other acceptable exemption.

  3. Expenses. TSYI shall reimburse XAI for all pre-approved travel and other expenses incurred by it in rendering services hereunder, including any expenses incurred by consultants when such consultants are temporarily located outside of the metropolitan New York, area for the purpose of rendering services to or for the benefit of TSYI pursuant to this Agreement. XAI shall provide receipts and vouchers to TSYI for all expenses for which reimbursement is claimed.

4. Invoices. All pre-approved invoices for services provided to TSYI and expenses incurred by XAI in connection therewith shall be payable in full within ten (10) days of the date of such invoice. Payment of invoices shall be made by wire transfer to:
Summit  Bank,  ABA:  021202162, Account:  4247021126,  FBO  Xcel
Associates, Inc.

5. Personnel. XAI shall be an independent contractor and no personnel utilized by XAI in providing services hereunder shall be deemed an employee of TSYI. Moreover, neither XAI nor any such person shall be empowered hereunder to act on behalf of TSYI. XAI shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of TSYI,


/3/


whether pursuant  to  any
social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

6. XAI Assistance. TSYI agrees to provide XAI with such secretarial, clerical and bookkeeping assistance as XAI may reasonably request and shall otherwise cooperate with XAI personnel in their rendering of services hereunder. TSYI further agrees to provide XAI monthly a certified shareholders list and on a weekly basis the DTC sheets.

7. Term and Termination. This Agreement shall be effective from March 22, 2000 and shall continue in effect for a period of six months thereafter. This Agreement may be renewed for a provisional three-month period thereafter, upon mutual agreement of the parties.

8. Non-Assignability. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

9. Confidentiality. Neither XAI nor any of its consultants, other employees, officers, or directors shall disclose knowledge or information concerning the confidential affairs of TSYI with respect to TSYI's business or finances that was obtained in the course of performing services provided for herein.

10. Limited Liability. Neither XAI nor any of its consultants, other employees, officers or directors shall be liable for consequential or incidental damages of any kind to TSYI that may arise out of or in connection with any services performed by XAI hereunder.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

12. Notice. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

13. No other Agreements. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

IN WITNESS WHEREOF, TSYI and XAI have dully executed this Agreement as of the day and year first above written.

TERRA SYSTEMS, INC.                   XCEL ASSOCIATES, INC.


By: ____/s/ Clayton                   By: ___/s/ Edward T.
Timothy__________                        Whelan_________
Clayton Timothy, CEO               Edward T. Whelan, President


/4/



                        OPTION AGREEMENT

THIS AGREEMENT, entered into March 29, 2000, by and between Terra Systems, Inc., a Utah Corporation with offices located at 5912 West 11600 South, PO Box 238, Payson, UT 84651 ("the Company") and XCEL ASSOCIATES, Inc., a New Jersey Corporation having its principal office at 224 Middle Road, 2nd floor, Hazlet, New Jersey 07730, and 2517 Durango Drive, Colorado Springs, Colorado 89010 a consultant to the Company (the "Optionee").

                      W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company believes that the interests of the Company will be advanced by granting an incentive to the Optionee by providing him with the opportunity to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), on terms which will give him a more direct and continuing interest in the future success of the Company's business;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

     1. Grant of Options. Subject to all terms and conditions of this Agreement, the Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 800,000 shares (the "Shares") of Common Stock at a purchase price of TSYI shall grant to XAI or its designee the right to purchase fifty thousand (50,000) units at a purchase price of Five Dollars ($5.00) per unit. The units consisting of 20 freely tradable common shares and the option to purchase five
(5) shares at $0.50, five (5) shares at $0.75, five (5) shares at $1.00, and five (5) shares at $1.25 freely tradable shares. The shares of TSYI shall be issued pursuant to a registration statement, Rule 504 or other acceptable exemption.

     2. Expiration. The Option to purchase the 1,000,000 shares may not be exercised after March 22, 2000 (the "Expiration Date"). Unless XAI introduces or arranges for an acceptable secondary offering approved by TSYI at which time the option shall automatically extend for an additional two years and expire on March 22, 2003.

     3. Exercise of Option. The Option may be exercised, in whole or in part, at any time prior to the Expiration Date or the earlier termination of the Option. If the Option is not exercised to the maximum extent permissible, it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the Expiration Date or the earlier termination of the Option.

     4.  Payment  of Purchase Price Upon Exercise.   The  Option
granted under this Agreement may be exercised in whole or in part by the Optionee's delivering or mailing to the Company at its principal office, or such other place as the Company may designate, written notice of exercise duly signed by the Optionee. Such exercise shall be effective upon (a) receipt of such written notice by the Company and (b) payment to the Company of the full purchase price in cash.


/5/


     5. Issuance and Delivery. The Optionee's written notice to the Company shall state the number of Shares with respect to which the Option is being exercised and specify a date, not less than five (5) or more than fifteen (15) days after the date of the mailing of such notice, on which the Shares will be taken and payment made therefor. On the date specified in the notice of exercise, the Company shall deliver, or cause to be delivered, to the Optionee (or his personal representative, as the case may be) stock certificates for the number of Shares with respect to which the Option is being exercised, against receipt of payment therefor. Certificates evidencing the Shares issued upon exercise of the Option may contain such legends reflecting any restrictions upon transfer of the Shares evidenced thereby as in the opinion of counsel to the Company may be necessary for the lawful and proper issuance of such certificates. Delivery of the Shares may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock.

     6.  Transferability.  The Option shall not be  transferable
otherwise   than  by  will  or  by  the  laws  of  descent   and
distribution. The Option shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

     7. No Rights as a Shareholder. Neither the Optionee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the Shares, unless and until certificates representing such Shares shall have been issued and delivered to the Optionee (or his legal representative).

     8. Adjustment. (a) In case, prior to the expiration of the Option by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the purchase price per share of the Shares issuable upon exercise of the Option in effect at the time of such action shall be proportionately reduced and the number of Shares at that time purchasable pursuant to the Option shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the purchase price per share of the Shares issuable upon exercise of the Option in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to Option shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

       (b) In case, prior to the expiration of this Option by exercise or by its terms, there shall be a recapitalization, whether by reorganization, reclassification or otherwise of the capital of the Company, or the Company or a successor corporation shall be consolidated or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), in exchange for stock or securities of a successor corporation, the Optionee shall thereafter have the right to purchase upon the terms and conditions and during the time specified in this Option, in lieu of the Shares theretofore purchasable upon the


/6/


exercise of this
Option, the kind and amount of shares of stock and other securities receivable upon such recapitalization or consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the Optionee might have purchased immediately prior to such recapitalization or consolidation, merger or conveyance.

     9. Sale of the Company. Notwithstanding any provision in this Agreement to the contrary, in the event of a Sale of the Company, the Option, at the election of the Optionee, shall be terminated and the Optionee shall receive an amount in cash equal to the difference between the purchase price in effect at the time of such Sale of the Company and the Fair Market Value (as defined in paragraph (a) below) of the Shares subject to the then remaining unexercised portion of the Option.

     (a) "Fair Market Value" per share on any given date means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Board of Directors of the Company in good faith based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

     10. Compliance with Law and Regulations. The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any
governmental  or  regulatory agency as  may  be  required.   The
Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Board of Directors of the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, the Option may not be exercised if its exercise or the receipt of Shares pursuant thereto, would be contrary to applicable law.

     11. Investment Representation. The Board of Directors of the Company may require the Optionee to furnish to the Company, prior to the issuance of any Shares upon the exercise of any Option, an agreement (in such form as the Board of Directors may specify) in which the Optionee represents that the Shares acquired by the Optionee upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

     12. Continued Services. Neither this Agreement nor any Option granted hereunder shall confer upon the Optionee any right to continue to render services to the Company or any subsidiary of the Company, or limit in any respect the right of the Company, the Board of Directors of the Company, or any subsidiary of the Company to terminate the services of the Optionee at any time.


/7/


     13. Notices. Any notice hereunder to the Company shall be addressed to it at its offices, located at 5912 West 11600 South, PO Box 238, Payson, UT 84651, Attention: Timothy Clayton and any notice hereunder to Optionee shall be addressed to Edward T. Whelan, President, at 224 Middle Road, 2nd floor, Hazlet, New Jersey 07730, subject to the right of either party to designate at any time hereafter in writing some other address.

     14. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of New Jersey, without regard to the conflicts of law principles thereof.

     15. Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date and year first above written.

TERRA SYSTEMS, INC.




By: __/s/ Clayton Timothy____________
      Clayton Timothy, CEO

XCEL ASSOCIATES, INC.



By __/s/ Edward T Whelan____________
      Edward T. Whelan, President


/8/



                  AGREEMENT FOR A FINDER'S FEE

     It is agreed that, Xcel Associates, Inc., a New Jersey Corporation, herein referred to as ("XAI") is appointed effective March 29, 2000, as the exclusive finder for a period of 6 months by Clayton Timothy, CEO and Terra Systems, Inc. Should XAI introduce a Company, individual investor or any prospect for business investment or combination, and you or your nominee, or any affiliated company or person acting on behalf of you or your nominee, directly or indirectly, wish to negotiate with said prospect and ultimately, a legal binding transaction is effected with the prospect, either by debt or equity investment, acquisition, consolidation, merger, purchase of assets or through any form or union with said prospect within twenty-four (24) months from date of our submission, you, your nominee, or any affiliated company or person acting on your behalf, by virtue of this Agreement recognizes XAI as the "Finder of Record," acknowledge hereby that XAI is deemed a "Party-in-Interest" to the proposed transaction(s) and is further deemed to be a principal party to any closing or series of closings required to fully effect the transaction(s) contemplated hereby and will protect XAI's position with respect to our Finder's Fee, as listed in Fee Schedule below. This fee is to be paid to XAI at the time of said closing(s), or as mutually agree by Certified or Bank Check only, calculated on the total value of the transaction(s) on the basis of the Fee Schedule as herein below described.

                          FEE SCHEDULE

        5% on the value of each transaction of  $1,000,000;plus

        4% on the second                        $1,000,000;plus

        3% on the third                         $1,000,000;plus

        2% on the fourth                        $1,000,000;plus

        1% on the value of each transaction in  $5,000,000
        the excess of

     For example, a 5% fee would be paid on the first million dollars obtained, a 4% fee would be paid on the second million dollars, a 3% fee would be paid on the third million dollars, a 2% fee would be paid on the fourth million dollars, and a 1% fee would be paid on all additional monies raised.

     Consideration is defined as all cash, payments in stock, options, fees, notes, leases or other evidences of indebtedness. It is intended to include the total value of any investment, debt or equity, earn out, or consulting agreements, covenants, assets, standby facilities or instruments of credit of any kind to be given or committed to be given in connection with the prospective transaction(s) contemplated herein, and/or assumption of debt. XAI's fee shall be based upon all of the foregoing.

     XAI, at its option, may elect to obtain all or part as mutually agreed of its fee in shares of stock of the Company in lieu of cash. The stock shall be valued at eighty percent (80%) of its most recent bid price for the purpose of conversion to its cash value in this transaction.

     This Agreement shall be binding upon the parties hereto, their heirs, estates, successors and assigns.


/9/


IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date and year first above written.

TERRA SYSTEMS, INC.                   XCEL ASSOCIATES, INC.


By: ____/s/ Clayton                   By: ___/s/ Edward T.
Timothy__________                        Whelan_________
Clayton Timothy, CEO               Edward T. Whelan, President


/10/